English Translation

1st Amendment of the Lease from 26 September 2002

Between the	GSA Grunstücksfonds Sachsen-Anhalt GmbH
Kantstraße 5, 39104 Magdeburg

Represented by the Managing Director Klaus-Dieter Theise

acting in his own name, but as the fiduciary mandate and on account of the State of
Saxony-Anhalt
- lessor -

And the	AFM aluminiumfolie Merseberg GmbH August-Bebel-Straße 1,
06217 Merseburg

Represented by the managing directors Bernd Gebhardt and Peter Ruhle
- lessee -

The lease of 26 September 2002 will be amended as follows:

No. 5.01 (Term of Lease):

The lease ends, if it is not extended or prematurely terminated in accordance with the provisions of this section, on 31 December 2015. For the first time and only on 31 December 2009 may the lease be cancelled by the lessee on 31 December 2009, with a notification period of three months. If the lease relationship is not cancelled by either party for 31 December 2015 with a notification period of 6 months, the lease will be considered as concluded indefinitely and may be cancelled by either party to the end of the current year of the lease with a notification period of 6 months. Notifications of cancellation must be made in writing to be effective.

The following No. 5.04 will be added:

5.04 The following will apply for the period after 1 January 2010:

Should the “Consumer Index for Germany” published by the Statistisches Bundesamt base year 2000 = 100, change by more than 2.5% compared to the value in column “Overall Index” for January 2009, the contractual partners may request an adjustment of the rent effective 1 January 2010. The criterion for the adjustment is the percentage change of the Index.

In the subsequent period a further adjustment may be requested with the same deadline of 1 January each year, if the published value has changed by more than 2.5% from the previously adjusted value.

Should the consumer price index agreed upon here no longer be continued, a valid cost of living index aill be applied that is comparable to the agreed upon index.

All other provisions of the lease from 1-2 September 2004 remain in affect and unchanged and are not affected by these amendments/supplements

Magdeburg 11 April 07	Merseburg 11 April 07
GSA Grundstücksfonds	AFM aluminiumfolie merseburg GmbH
Sachsen-Anhalt GmbH
K.-D. Theise	Bernd Gebhardt and Peter Ruhle